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                                   EXHIBIT 11

                              SMARTIRE SYSTEMS INC.
                          COMPUTATION OF LOSS PER SHARE

                                                                   Three Months Ended
                                                              October 31,     October 31,
($000's except per share data)                                     2001            2000
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
Net loss                                                          1,602           1,356
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Weighted average number
of common shares                                             15,159,369      14,552,585
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Basic loss per share                                                .11             .09
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

The stock options and warrants outstanding are anti-dilutive. Accordingly, diluted loss per share does not differ from basic loss per share for the years presented herein.